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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF SUMMIT PROPERTIES PARTNERSHIP, L.P.

NAME OF SUBSIDIARY                               STATE OF ORGANIZATION
------------------                               ---------------------
Summit Management Company                              Maryland
Summit Apartment Builders, Inc.                         Florida
Home Ownership Made Easy, LLC                          Delaware
Stony Point/Summit, LLC                             North Carolina
Summit/Belmont, LLC                                 North Carolina
Henderson/McGuire, LLC                              North Carolina
McGregor/McGuire, LLC                               North Carolina
Portofino Place, Ltd.                                   Florida
Foxcroft East Associates                            North Carolina
Summit Southwest, L.P.                                 Delaware
Summit Valley Brook, LLC                               Delaware
Summit Shiloh, LLC                                      Georgia
Summit Sweetwater, LLC                                  Georgia
Summit Grandview, LLC                               North Carolina
Summit Grand Parc, LLC                                 Delaware
Summit Roosevelt, LLC                                  Delaware
PAPEC Silo Creek, LLC                                  Delaware
Summit Brickellview, LLC                               Delaware